Calculation of Filing Fee Tables
S-3
OMEGA HEALTHCARE INVESTORS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.10 per share	457(r)	20,000,000	$ 36.85	$ 737,000,000.00	0.0001531	$ 112,834.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.10 per share	415(a)(6)	2,447,054		$ 90,173,939.90			S-3	333-277916	03/14/2024	$ 45,416.52
			Total Offering Amounts:				$ 827,173,939.90		$ 112,834.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 112,834.70
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.10 per share ("Common Stock") of Omega Healthcare Investors, Inc. (the "Registrant") being registered hereunder shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction. Pursuant to Securities Act Rule 457(c), the maximum offering price, per share and in the aggregate, was calculated upon the basis of the average of the high and low prices of the Common Stock of the Registrant on May 30, 2025, as reported on the New York Stock Exchange. Pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes 2,447,054 unsold shares of Common Stock previously registered on Registration Statement No. 333-215424 dated January 4, 2017, as superseded by a prospectus supplement dated January 2, 2020, an accompanying prospectus dated August 31, 2018 and the Registration Statement on Form S-3 (Registration No. 333-227148) filed on August 31, 2018, as superseded by a prospectus supplement dated August 5, 2021, an accompanying prospectus dated May 13, 2021 and the Registration Statement on Form S-3 (Registration No. 333-256084) filed on May 13, 2021, as superseded by a prospectus supplement dated March 14, 2024, an accompanying prospectus dated March 14, 2024 and the Registration Statement on Form S-3 (Registration No. 333-277916) filed on March 14, 2024 (collectively, the "Prior Registration Statement"). In connection with the registration of the unsold shares of Common Stock under the Prior Registration Statement, the Registrant paid total registration fees of $45,416.52, which will continue to be applied to such unsold shares of Common Stock.

[2]	See Offering Note 1.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $827,173,939.90. The prospectus is a final prospectus for the related offering.